Exhibit 99.1

THE BANK OF NEW YORK MELLON
The Bank of New York Mellon, N.A.
DECLARATION OF ACCELARATION OF MATURITY FOR CORUS STATUTORY TRUST IX
February 22, 2010
TO:
The Bank of New York Mellon Trust Company, N.A., as Institutional Trustee and as Debenture Trustee
601 Travis St
16th Floor
Attn: Mudassir Mohamed
Houston, TX, 77002
Corus Bankshares Inc., as Sponsor
Attn: Tim H. Taylor
3959 N. Lincoln Avenue
Chicago, IL 60613
CC:
Trapeza Capital Management, LLC, as Collateral Manager for Trapeza Edge CDO, LTD.
441 Vine Street
Suite 1300
Cincinnati, OH 45202
With reference to the Indenture (the “Indenture”) between Corus Bankshares, Inc. and The Bank of New York Mellon Trust Company, N.A. (as successor to JPMorgan Chase Bank) dated as of June 23,2005, and with reference to the Amended and Restated Declaration of Trust (the “Trust Agreement”) among Corus Bankshares, Inc., The Bank of New York Mellon Trust Company, N.A. (as successor to Chase Bank USA, N.A., and JPMorgan Chase Bank) and the Administrators named therein dated as of June 23, 2005 and relating to Corus Statutory Trust IX. Capitalized terms used but not defined herein have the respective meanings given to such terms in the Trust Agreement.
As a result of the Indenture Event of Default which occurred on September 11, 2009, Trapeza Edge CDO, Ltd., as holder of $7,000,000.00 of Capital Securities (CUSIP 92926NAA5), via The Bank of New York Mellon, N.A. hereby notifies you that the principal amount of all the Notes, together with all interest accrued thereon, is due and payable immediately.
Should you have any questions, please contact Joe Christianson at (713) 483-7878.
THE BANK OF NEW YORK MELLON, N.A., as trustee for Trapeza Edge CDO, Ltd.
601 Travis St
16th Floor
Houston, TX 77002